Exhibit 10.2

Dated as of March 27, 2013

COOPER RIVER LLC,

as Debtor

CITIBANK, N.A.,

as Security Agent

CITIBANK, N.A.,

as Intermediary

VIRTUS GROUP, LP,

as Collateral Administrator

ACCOUNT CONTROL AGREEMENT

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7.		TERMINATION	XIII

8.		MISCELLANEOUS	XIII

	8.1	ENTIRE AGREEMENT	XIII

	8.2	AMENDMENTS	XIII

	8.3	SURVIVAL	XIV

	8.4	BENEFIT OF AGREEMENT	XIV

	8.5	COUNTERPARTS	XIV

	8.6	NO WAIVER OF RIGHTS	XIV

	8.7	HEADINGS	XIV

	8.8	SEVERABILITY	XIV

9.		NOTICES	XV

	9.1	EFFECTIVENESS	XV

	9.2	CHANGE OF ADDRESSES	XVI

10.		GOVERNING LAW AND JURISDICTION	XVI

	10.1	GOVERNING LAW	XVI

	10.2	JURISDICTION	XVI

	10.3	SERVICE OF PROCESS	XVI

	10.4	WAIVER OF JURY TRIAL RIGHT	XVII

11.		DEFINITIONS	XVII

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ACCOUNT CONTROL AGREEMENT

ACCOUNT CONTROL AGREEMENT, dated as of March 27, 2013 (this Agreement), between COOPER RIVER LLC, a Delaware limited liability company (the Debtor), Citibank, N.A., a national banking association, in its capacity as creditor and security agent for and on behalf of the Secured Parties (in such capacity, together with its successors in such capacity, the Security Agent) under the Security Agreement referred to below, Citibank, N.A., in its capacity as securities intermediary (the Intermediary), and Virtus Group, LP, a Texas limited partnership, in its capacity as collateral administrator (the Collateral Administrator, together with the Intermediary, the Collateral Parties).

The parties hereby agree as follows:

1.	INTERPRETATION

1.1	Definitions

Capitalized terms used but not defined herein have the respective meanings given to such terms in the Security Agreement dated as of the date hereof (the Security Agreement) between the Debtor and the Security Agent or, if not defined therein, in the Loan Agreement referred to therein. In addition, the terms defined in Section 11 will have the meanings therein specified for the purpose of this Agreement.

1.2	Rules of Construction.

Unless the context otherwise clearly requires: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined; (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (f) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (g) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; and (h) all references herein to Sections, exhibits and schedules shall be construed to refer to Sections of, and exhibits and schedules to, this Agreement.

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2.	THE ACCOUNTS

2.1	Status of Account and Relationship of Parties

The Intermediary represents that: (a) it has established and is maintaining on its books and records account number 110857, designated the “Custodial Account” (said account, together with any replacement thereof or substitution therefor, the Custodial Account) to which the Debt Obligations and certain other items of property that are the subject of this Agreement shall be credited, (b) it has established and is maintaining on its books and records account number 110856, designated the “Principal Collection Account” (said account, together with any replacement thereof or substitution therefor, the Principal Collection Account) to which Cash shall be credited by the Intermediary, (c) it has established and is maintaining on its books and records account number 110855, designated the Interest Collection Account (said account, together with any replacement thereof or substitution therefor, the Interest Collection Account and, together with the Principal Collection Account, the Collection Account; and the Collection Account and the Custodial Account, collectively, the Accounts) to which Cash shall be credited by the Intermediary; and (d) each of the Accounts is a Securities Account in respect of which (i) the Intermediary is a Securities Intermediary and (ii) the Security Agent is the Entitlement Holder; and the Intermediary agrees that all property delivered to the Intermediary pursuant to the Security Agreement will be promptly credited to one of the Accounts in accordance with directions from the Debtor or the Security Agent as set forth herein. Each Account may include any sub-accounts thereof established by the Intermediary for administrative purposes. Any reference to an Account shall, unless otherwise expressly provided, include a reference to any sub-account of such Account. Any reference to the Collection Account shall, unless otherwise expressly provided, include reference to the Interest Collection Account and the Principal Collection Account.

2.2	Treatment of Property as Financial Assets

The Intermediary hereby agrees that (a) each item of property (whether cash, a security, an instrument or any other property whatsoever) standing to the credit of an Account shall be treated as a Financial Asset and (b) the Intermediary will treat the Security Agent, as Entitlement Holder, as entitled to exercise the rights that comprise each Financial Asset credited to an Account, all in accordance with this Agreement and Sections 8-502 through 8-509 of the UCC.

2.3	Form of Securities, Instruments, etc.

All securities and other Financial Assets standing to the credit of an Account (other than Cash) that are in registered form or that are payable to or to order shall be (a) registered in the name of, or payable to or to the order of, the Intermediary, (b) indorsed to or to the order of the Intermediary or in blank or (c) credited to another securities account maintained in the name of the Intermediary; and in no case will any Financial Asset standing to the credit of an Account be registered in the name of, or payable to or to the order of, the Debtor or indorsed to or to the order of the Debtor, except to the extent the foregoing have been specially indorsed to or to the order of the Intermediary or in blank.

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2.4	Securities Intermediary’s Jurisdiction

The Intermediary agrees that its Securities Intermediary’s Jurisdiction with respect to each Account is the State of New York.

2.5	Conflicts with other Agreements

The parties hereto agree that, if there is any conflict between this Agreement and any other agreement relating to the Accounts, the provisions of this Agreement shall control.

2.6	Control

Each Collateral Party agrees that it will comply with Entitlement Orders originated by the Security Agent, as Entitlement Holder, with respect to the Accounts and the Financial Assets credited thereto without further consent by the Debtor. In addition, unless the Intermediary receives written notice from an Authorized Representative (as defined below) of the Security Agent that an Event of Default has occurred and is on the date of such notice continuing (in which event the Collateral Parties shall act solely at the direction of the Security Agent), the Collateral Parties shall follow the instructions of the Debtor given to each of the Collateral Administrator, the Intermediary and the Security Agent with respect to the Accounts and the Financial Assets credited thereto but only if the Security Agent does not give notice to the Collateral Administrator on or prior to the close of business in New York on the date one Business Day after receiving notice of such instructions from the Debtor are not permitted by Section 6.2 or 6.3 of the Security Agreement (including as to the permitted application of funds contemplated by the Security Agreement) or would constitute a Potential Event of Default or Event of Default under the Loan Agreement; provided that neither Collateral Party shall follow such instructions of the Debtor prior to the end of the one Business Day period during which the Security Agent may give such notice. Any instructions given by the Debtor as aforesaid after 11:00 a.m. New York City time on any Business Day or on any day that is not a Business Day shall be deemed given on the next succeeding Business Day.

3.	THE COLLATERAL PARTIES

3.1	No Change to Accounts; Certain Information

(a)	Without 30 days’ prior notice to the Security Agent, the Intermediary will not change the account number or designation of either Account.

(b)	The Collateral Administrator or the Intermediary shall promptly notify the Security Agent and the Borrower if any person asserts or seeks to assert a lien, encumbrance or adverse claim against any portion or all of the property credited to either Account. The Collateral Administrator or the Intermediary will send copies of all statements and confirmations for the Accounts simultaneously to the Debtor and the Security Agent.

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3.2	Subordination

The Intermediary hereby subordinates any interest that the Intermediary may have in the Accounts, in all property standing to the credit of the Accounts and in all Security Entitlements with respect to such property, any and all statutory, regulatory, contractual or other rights now or hereafter existing in favor of the Intermediary over or with respect to the Accounts, all property standing to the credit of the Accounts and all Security Entitlements to such property (including (a) any and all contractual rights of set-off, lien or compensation, (b) any and all statutory or regulatory rights of pledge, lien, set-off or compensation, (c) any and all statutory, regulatory, contractual or other rights to put on hold, block transfers from or fail to honor instructions of the Security Agent with respect to the Accounts or (d) any and all statutory or other rights to prohibit or otherwise limit the pledge, assignment, collateral assignment or granting of any type of security interest in the Accounts), in each case, to the security interest of the Security Agent in all such property, except that the Intermediary may set off the face amount of any checks that have been credited to any Account but are subsequently returned unpaid because of uncollected or insufficient funds.

3.3	Limitation on Liability

Neither Collateral Party shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, neither Collateral Party shall be subject to any fiduciary or other implied duties, and neither Collateral Party shall have any duty to take any discretionary action or exercise any discretionary powers. None of the Intermediary, the Collateral Administrator, any Affiliate of the Intermediary or the Collateral Administrator, or any officer, agent, stockholder, partner, member, director or employee of the Intermediary or the Collateral Administrator shall have any liability, whether direct or indirect and whether in contract, tort or otherwise, (a) for any action taken or omitted to be taken by any of them hereunder or in connection herewith unless (i) such party willfully fails to follow written directions delivered to the Collateral Parties in accordance with this Agreement or (ii) there has been a final judicial determination that such act or omission was performed or omitted in bad faith or constituted gross negligence or willful misconduct, (b) for any action taken or omitted to be taken by such party at the express direction of each of the Debtor and the Security Agent or (c) for any action taken or omitted to be taken by such party at the express written direction of any Person entitled to give such direction in accordance with an express provision of this Agreement. In addition, the Intermediary shall have no liability for making any investment or reinvestment of any cash balance in the Accounts pursuant to an investment instruction complying with the terms of this Agreement. With the exception of this Agreement and the Security Agreement and the provisions of the Loan Agreement referred to herein or in the Security Agreement, the Collateral Parties are not responsible for or chargeable with knowledge of any terms or conditions contained in any agreement referred to herein.

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Neither the Intermediary nor the Collateral Administrator shall be required to take any action that is contrary to applicable law or this Account Control Agreement or that will require it to expend or risk its own funds or otherwise incur financial liability.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, the Intermediary will ask for information that will allow the Intermediary to identify relevant parties.

Should any controversy arise between the undersigned with respect to this Agreement or with respect to the right to receive the Financial Assets, the Collateral Parties shall have the right to consult with counsel and/or to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties. If the Collateral Parties receive written evidence that a dispute has arisen with respect to the Financial Assets, the Collateral Parties may deliver the Financial Assets to any court of competent jurisdiction and request such court to adjudicate the entitlement to such Financial Assets by interpleader or other legal proceeding. In respect of this paragraph, should such actions be necessary, or should the Collateral Parties become involved in litigation in any manner whatsoever on account of this Agreement or the Financial Assets, the Debtor hereby binds and obligates itself, its successors, assigns and legal representatives to pay the Collateral Parties, in addition to any charge made hereunder for acting as the Intermediary or the Collateral Administrator, as applicable, reasonable and documented attorney’s fees (excluding the allocated costs of internal counsel) incurred by it, and any other disbursements, expenses, losses, costs and damages in connection with and resulting from such actions (other than any of the foregoing that would not have arisen but for the bad faith, gross negligence or willful misconduct of the Intermediary or the Collateral Administrator, as applicable).

Each order, instruction or direction of the Debtor or the Security Agent shall be executed by an individual designated as an authorized representative of the Debtor or the Security Agent, as the case may be (an Authorized Representative). Each Authorized Representative is authorized to give and receive notices, requests and instructions and deliver certificates and documents in connection with this Agreement on behalf of the Debtor or the Security Agent, as the case may be, and the specimen signature for each such Authorized Representative of the Debtor or the Security Agent initially authorized hereunder, is set forth on Exhibit A. From time to time, the Debtor and the Security Agent may deliver to each party hereto a revised exhibit or a specimen signature, but each of the parties hereto shall be entitled to rely conclusively on the then current exhibit until receipt of a superseding exhibit.

The Collateral Parties shall have no duty to determine or inquire into the happening or occurrence of any event or contingency except as expressly required herein. In case any bona fide question arises as to its duties hereunder, each Collateral Party may request instructions from the Security Agent and shall, upon making such request, be entitled at all times to refrain from taking any action unless it has received written instructions from

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an Authorized Representative of the Security Agent. Nothing herein shall require either Collateral Party to expend or risk its own funds, or take any action which may, in its judgment, subject it to risk of liability for which it is not adequately indemnified. Neither Collateral Party shall be responsible for the title, validity, value, marketability or collectability or genuineness of any Financial Asset received by or delivered to it pursuant to this Agreement. The Collateral Parties may exercise or carry out their duties under this Agreement either directly or indirectly through agents or attorneys, and shall not be responsible for any act or omissions on the part of any such agent or attorney appointed with due care.

The Intermediary shall invest collected funds standing to the credit of an Account in Eligible Investments (as defined below) on any Business Day on which the Collateral Parties have received written instructions from an Authorized Representative of the Debtor prior to 11:00 a.m. New York time (such instructions being referred to herein as Proper Instructions). All Eligible Investments shall be held in the name of the Security Agent. In accordance with any Proper Instructions, the Intermediary shall make such Eligible Investments of the type selected in the Proper Instructions, subject to the availability of the Eligible Investments selected, with the cash amount on deposit in the Accounts as of 11:00 a.m. New York time on such day. If the Intermediary does not receive such Proper Instructions prior to 11:00 a.m. New York time, funds on deposit in the Accounts shall remain uninvested. Funds on deposit in the Accounts shall initially be uninvested. Eligible Investments has the meaning given to such term in the Loan Agreement. An Eligible Investment may be made by the Intermediary with or through the Security Agent or any of its affiliates.

3.4	Reliance

The Collateral Parties shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing delivered to either Collateral Party under or in connection with this Agreement or the Security Agreement and believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Parties may consult with counsel, financial advisers or accountants which are employed by a law firm, financial services firm or accounting firm, as applicable, that is either nationally-recognized and/or a firm which such Intermediary customarily consults and which has expertise in the subject matter with respect to which such Intermediary seeks its advice; and the advice of any such financial advisers or accountants and any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice (and not in violation of any express provision of this Agreement).

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3.5	Collateral Administrator

The Collateral Administrator shall perform the following functions:

(a)	Maintain a loan tracking system with respect to each Debt Obligation deposited into the Custodial Account, and enter information (including without limitation all information necessary for the Borrower to supply the information contemplated by paragraphs (1), (2) (3), (4), (5), (6), (9), (12), (17), (19), (20), (21), (22), (24), (25) and (26) of Schedule VI to the Loan Agreement) regarding each Debt Obligation held in the Custodial Account into the Collateral Administrator’s loan tracking system (such information in such system, the Collateral Database);

(b)	Make adjustments on a daily basis to the Collateral Database to account for principal and interest payments received on each Debt Obligation held in the Collection Account, and to account for the purchase or sale of any Debt Obligation (or any portion thereof) held in the Collateral Account;

(c)	Prepare and deliver to the Debtor and to the Security Agent a position statement with respect to each Debt Obligation held in the Custodial Account on a weekly basis, or more frequently (including on any Borrowing Date) if requested by the Debtor;

(d)	Receive and deliver on a daily basis to the Debtor and the Security Agent any notices or other communications received from any obligor in respect of each Debt Obligation held in the Collateral Account;

(e)	Cooperate with the Debtor in determining the Portfolio Criteria, the Obligation Criteria, the Equity Amount, the Loan Advance Rate, the Equity Advance Rate, the Equity Coverage Ratio and the Loan Compliance Test, as of each Payment Date, in connection with any Borrowing Date or more frequently as may be requested by the Debtor and agreed to by the Collateral Administrator as of each Payment Date, in connection with any Borrowing Date or more frequently as may be requested by the Debtor and agreed to by the Collateral Administrator;

(f)	Provide the Debtor with access to the Collateral Database in electronic format, with such scope of information as are reasonably agreed upon by the Debtor and the Collateral Administrator;

(g)	Prepare drafts and upon review and approval by the Debtor make available to the parties required under the Loan Agreement each report required to be prepared pursuant to Section 5.1(a)(vi) of the Loan Agreement and perform and make available to the Debtor the calculations required to be provided in connection with the borrowing of any Loan, in each case by the time specified in the Loan Agreement and on the basis of the information contained in the Collateral Database or provided to the Collateral Administrator by the Debtor or the Administrative Agent;

(h)

Upon receipt of a Borrowing Request from the Debtor during normal business hours of the Collateral Administrator, perform the calculations required to determine the Equity Percentage after giving effect to the related borrowing and

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within two hours after receipt of such Borrowing Request provide the results of such calculations to the Debtor and the Administrative Agent, so that the Administrative Agent may determine whether such Borrowing is permitted by the Loan Agreement; provided, however, that if such Borrowing Request is received after 4:00 pm (New York time), it shall be deemed to be received at 9:00 am the next Business Day;

(i)	Upon reasonable notification by the Debtor of a proposed acquisition of a Debt Obligation pursuant to Section 5.2 of the Loan Agreement or a proposed distribution pursuant to Section 3.8 of the Loan Agreement (accompanied by such information concerning such asset as may be necessary to make the calculations required by the Loan Agreement as a condition precedent to such acquisition or distribution), and provide the results of such calculations to the Debtor;

(j)	Reasonably cooperate with any independent certified public accountants appointed by the Debtor by providing information in the possession of the Collateral Administrator, or which the Collateral Administrator can obtain without undue burden or cost, necessary for the preparation by such accountants of the information, reports or certificates required under Section 5.1(a) of the Loan Agreement; and

(k)	Such other functions as may be agreed upon in writing by the parties hereto from time to time.

4.	INDEMNITY; LIMITATION ON DAMAGES; EXPENSES; FEES

4.1	Indemnity

The Debtor hereby indemnifies and holds harmless the Intermediary and the Collateral Administrator and their respective Affiliates and each of their and their Affiliates’ respective officers, directors, employees, representatives and agents (collectively the Collateral Party Indemnitees), against any loss, claim, damage, liability or related expense, joint or several, or any action in respect thereof, to which the Collateral Party Indemnitees may become subject, whether commenced or threatened, insofar as such loss, claim, damage, expense, liability or action arises out of or is based upon the execution, delivery or performance of this Agreement or following any instructions given by the Debtor, but excluding any such loss, claim, damage, expense, liability or action arising out of the bad faith, gross negligence or willful misconduct of the Collateral Parties, and shall reimburse the Collateral Party Indemnitees promptly upon demand for any reasonable and documented legal or other expenses incurred by the Collateral Party Indemnitees in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or related expense or action as such expenses are incurred.

The Security Agent hereby indemnifies and holds harmless Collateral Party Indemnitees against any loss, claim, damage, expense or liability, joint or several, or any action in

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respect thereof, to which the Collateral Party Indemnitees may become subject, whether commenced or threatened, insofar as such loss, claim, damage, expense, liability or action arises in connection with this Agreement, but excluding any such loss, claim, damage, expense, liability or action arising out of (a) any instruction, request or other communication given by the Debtor or (b) the bad faith, gross negligence or willful misconduct of the Collateral Parties, and shall reimburse the Collateral Party Indemnitees promptly upon demand for any reasonable and documented legal or other expenses incurred by the Collateral Party Indemnitees in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, expense, liability or action as such expenses are incurred.

4.2	Limitation on Damages

No claim may be made by either the Debtor against either Collateral Party or the Security Agent, or any Collateral Party or the Security Agent against the Debtor, or any officer, agent, stockholder, partner, member, director or employee of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or relating to this Agreement or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, and the Debtor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

4.3	Expenses and Fees

The Debtor shall be responsible for, and hereby agrees to pay, all reasonable and documented costs and expenses incurred by the Collateral Parties and the Security Agent in connection with the establishment and maintenance of the Accounts, including the Collateral Parties’ customary fees and expenses, any costs or expenses incurred by the Collateral Parties as a result of conflicting claims or notices involving the parties hereto, including the fees and expenses of its external legal counsel, and all other costs and expenses incurred in connection with the execution, administration or enforcement of this Agreement including reasonable attorneys’ fees and costs, whether or not such enforcement includes the filing of a lawsuit. All such costs and expenses shall constitute expenses and may be paid to the Collateral Parties in accordance with Section 3.8 of the Loan Agreement. The Debtor shall be responsible for, and hereby agrees to pay, the fees and expenses of the Collateral Parties pursuant to the terms of that certain Fee Schedule Letter Agreement, dated as of March 11, 2013, by and between the Debtor, the Intermediary and the Collateral Administrator.

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5.	REPRESENTATIONS

The Intermediary and the Collateral Administrator each represents to the Security Agent with respect to itself only that:

5.1	Status

It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.

5.2	Powers

It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance; and this Agreement has been, and each other such document will be, duly executed and delivered by it.

5.3	No Violation or Conflict

Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

5.4	Consents

All governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

5.5	Obligations Binding

This Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms (subject to applicable bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

6.	TRANSFER

Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by any party without the prior written consent of each other party, except that:

(a)	a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another Person (but without prejudice to any other right or remedy under any other agreement); and

(b)	the Security Agent may transfer all of its interests and obligations in and under this Agreement to a successor Security Agent under the Security Agreement; provided that the Collateral Parties shall have no obligation to comply with any notice, request, certificate, consent, statement, instrument, document or other writing delivered by such successor until the Collateral Parties receives such evidence thereof as the Collateral Parties may reasonably require.

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Any purported transfer that is not in compliance with this Section will be void.

7.	TERMINATION

Except as provided herein, this Agreement shall remain in full force and effect until the Collateral Parties receive notice from the Secured Party of the occurrence of the later of (a) the termination of the Commitments and (b) the payment and satisfaction in full of the Secured Obligations referred to in the Security Agreement (other than contingent obligations for which no claim has been made). Upon the joint written instruction of the Security Agent and the Debtor, the Intermediary shall close the Accounts and disburse to the Debtor the balance of any assets therein, and the security interest in the Accounts shall be terminated.

Either Collateral Party may resign by giving 60 days’ prior notice to the Security Agent and the Debtor provided that any such resignation shall be effective only upon the appointment by the Security Agent of successor Collateral Parties (or Collateral Party, as the case may be) (which appointment the Security Agent agrees to effect promptly following the receipt of such notice). If no successor shall have been so appointed and have accepted appointment within 15 days after the giving of such notice of resignation, the resigning Collateral Party may petition any court of competent jurisdiction for the appointment of a successor. On or prior to the effectiveness of such resignation, the Intermediary shall deliver to its successor each Financial Asset standing to the credit of the Accounts.

8.	MISCELLANEOUS

8.1	Entire Agreement

This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

8.2	Amendments

No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties.

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8.3	Survival

All representations and warranties made in this Agreement or in any certificate or other document delivered pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty. In addition, the rights of the Collateral Parties under Sections 3.2, 3.3, 3.4 and 4, and the obligations of the Debtor and the Security Agent under Section 4, shall survive the termination of this Agreement.

8.4	Benefit of Agreement

Subject to Section 6, this Agreement shall be binding upon and inure to the benefit of the Debtor, the Security Agent, the Intermediary and the Collateral Administrator and their respective successors and permitted assigns.

8.5	Counterparts

This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts, each of which will be deemed an original. Delivery of an executed counterpart signature page of this Agreement by e-mail (PDF) or facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

8.6	No Waiver of Rights

A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

8.7	Headings

The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

8.8	Severability

If any provision of this Agreement, or the application thereof to any party or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any jurisdiction), the remaining terms of this Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Agreement will not substantially impair the respective expectations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

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9.	NOTICES

9.1	Effectiveness

All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested) or sent by facsimile transmission, as follows:

(a)	if to the Debtor, to it at c/o FS Investment Corporation II, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, PA 19104, Attention: Bill Goebel, Chief Financial Officer, and Ken Miller, Vice President (Facsimile No. (215) 222-4649; Telephone No. (215) 495-1164);

(b)	if to the Security Agent, to it at 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: Mitali Sohoni (Telecopy No. 646-291-5779; Telephone No. 212-723-6181);

(c)	if to the Intermediary, to it at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Global Transaction Services – COOPER RIVER LLC (Telecopy No. 212-816-5527; Telephone No. 713-693-6674); and

(d)	if to the Collateral Administrator, to it at 5400 Westheimer Court, Suite 760, Houston, TX 77056, Re: COOPER RIVER LLC (Telecopy No. 866-816-3203; Telephone No. 713-993-4304).

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto shall be deemed to be effective (i) if in writing and delivered by hand or overnight courier service, on the date it is delivered; (ii) if sent by facsimile transmission, on the date that a transmission report confirming transmission is generated by the sender’s facsimile machine; or (iii) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted, unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Business Day.

Any notices or other communications delivered to the Intermediary shall be delivered with a copy to the Collateral Administrator.

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Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Intermediary that the Intermediary in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail will be encrypted. The recipient (the Email Recipient) of the email communication will be required to complete a one-time registration process. Information and assistance on registering and using the email encryption technology can be found at the Intermediary’s secure website www.citigroup.com/citigroup/citizen/privacy/email.htm or by calling (866) 535-2504 (in the U.S.) or (904) 954-6181 at any time.

9.2	Change of Addresses

Any party may by notice to each other party change the address or facsimile number at which notices or other communications are to be given to it.

10.	GOVERNING LAW AND JURISDICTION

10.1	Governing Law

This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way whatsoever to this Agreement (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York.

10.2	Jurisdiction

With respect to any suit, action or proceedings relating to this Agreement or any matter between the parties arising under or in connection with this Agreement (Proceedings), each party irrevocably: (a) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City; and (b) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

10.3	Service of Process

The parties irrevocably consent to service of process given in the manner provided for notices in Section 9. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by law.

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10.4	Waiver of Jury Trial Right

EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING. Each party hereby (a) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

11.	DEFINITIONS

As used in this Agreement:

Accounts has the meaning given to such term in Section 2.1.

Agreement has the meaning specified in the first paragraph of this Agreement.

Authorized Representative has the meaning given to such term in Section 3.3.

Collateral Administrator has the meaning specified in the first paragraph of this Agreement.

Collateral Parties has the meaning specified in the first paragraph of this Agreement.

Collateral Party Indemnitees has the meaning given to such term in Section 4.1.

Collection Account has the meaning given to such term in Section 2.1.

consent includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent.

Custodial Account has the meaning given to such term in Section 2.1.

Debtor has the meaning specified in the first paragraph of this Agreement.

Debtor Related Losses has the meaning given to such term in Section 4.1.

Eligible Investments has the meaning given to such term in Section 3.3.

Email Recipient has the meaning given to such term in Section 9.1.

Entitlement Holder has the meaning given to such term in Section 8-102(a)(7) of the UCC.

Entitlement Order has the meaning given to such term in Section 8-102(a)(8) of the UCC.

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Financial Asset has the meaning given to such term in Section 8-102(a)(9) of the UCC.

Interest Collection Account has the meaning given to such term in Section 2.1.

Intermediary has the meaning specified in the first paragraph of this Agreement.

Person means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership or other entity or the government of the United States of America or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

Principal Collection Account has the meaning given to such term in Section 2.1.

Proceedings has the meaning specified in Section 10.2.

Proper Instructions has the meaning given to such term in Section 3.3.

Securities Account has the meaning given to such term in Section 8-501(a) of the UCC.

Security Agent has the meaning specified in the first paragraph of this Agreement.

Security Agreement has the meaning given to such term in Section 1.1

Securities Intermediary has the meaning given to such term in Section 8-102(a)(14) of the UCC.

Securities Intermediary’s Jurisdiction has the meaning given to such term in Section 8-110(e) of the UCC.

Security Entitlement has the meaning given to such term in Section 8-102(a)(17) of the UCC.

UCC means the Uniform Commercial Code as in effect in the State of New York.

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IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

COOPER RIVER LLC

By:	/s/ Gerald F. Stahlecker
	Name:	Gerald F. Stahlecker
	Title:	Executive Vice President

VIRTUS GROUP, LP, as Collateral Administrator

By:	/s/ Joseph Elston
	Name:	Joseph Elston
	Title:	Partner

CITIBANK, N.A., as Intermediary

By:	/s/ Valerie Delgado
	Name:	Valerie Delgado
	Title:	Vice President

CITIBANK, N.A., as Security Agent

By:	/s/ Victoria Chant
	Name:	Victoria Chant
	Title:	Vice President

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